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                                     WARRANT



                           Quest Resource Corporation

                              a Nevada Corporation
                                 (the "Company")

                              To Purchase 1,600,000

                      Shares of the Company's Common Stock

                                    issued to

                        Wells Fargo Energy Capital, Inc.
                               a Texas Corporation
                                 ( "Purchaser")



                                November 7, 2002




     This Warrant and the Shares issued upon exercise thereof are subject to repurchase by the Company as provided in the Warrant Purchase Agreement dated November 7, 2002.

     This Warrant and any Shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act. This Warrant and such Shares may be transferred only in compliance with the conditions specified in this Warrant and the Warrant Purchase Agreement, a copy of which is available from the Company to holders of this Warrant.





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

                           Quest Resource Corporation


                                     Warrant



No. W-1                                                       November 7, 2002


     Quest Resource Corporation (the "Company"), a Nevada corporation, for value received, hereby certifies that Wells Fargo Energy Capital, Inc., a Texas corporation, or Permitted Transferee (as herein defined), is entitled to purchase from the Company 1,600,000 duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, $.001 par value (the "Common Stock") at any time or from time to time prior to 5:00 p.m., Houston, Texas time, on the Expiration Date (as herein defined), all subject to terms, conditions and adjustments set forth in this Warrant.

     This is the Warrant (the "Warrant") (such term to include any warrants issued in substitution therefor) originally issued pursuant to the Warrant Purchase Agreement of even date herewith. Certain capitalized terms used in this Warrant are defined in Article VII; unless otherwise specified, references to an "Exhibit" mean one of the exhibits attached to this Warrant, references to an " Article" mean one of the articles in this Warrant and references to a "Section " mean one of the sections of this Warrant.

                         ARTICLE I. EXERCISE OF WARRANT

     Section 1.1. Manner of Exercise. This Warrant may be exercised by the holder hereof, in whole (and not in part) , during normal business hours on any Business Day, by surrender of this Warrant to the Company at its office maintained pursuant to subdivision (a) of Section 6.2, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (b) the number of shares of Common Stock ( without giving effect to any adjustment thereof) designated in such subscription by (c) the Initial Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) determined as provided in Articles II through IV. In lieu of delivering the number of shares of Common Stock (or Other Securities) calculated under the previous sentence, the Company shall if requested by the holder of this Warrant, issue to the holder of this Warrant upon exercise a number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) equal to the following, rounded to the nearest whole share: the quotient of (i) the product of (x) the number of shares of Common Stock (or Other Securities) to be delivered under such previous sentence multiplied by the Market Price of the Common Stock (or Other Securities) on the date of exercise minus (y) the aggregate amount the holder is required to pay to the Company as provided in such sentence upon such exercise, divided by (ii) the Market Price of the Common Stock (or Other Securities) on the date of exercise.


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


If the Company delivers shares of Common Stock (or Other Securities) under the preceding sentence, then the holder shall not be required to make any payment in connection with the exercise of this Warrant.

     Section1.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the holder or holders of record thereof.

     Section 1.3. Delivery of Stock Certificates. etc. As soon as practicable after each exercise of this Warrant, and in any event within five Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder hereof, subject to Article V, as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise.

          ARTICLE II. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE

     Section 2.1. General: Warrant Price. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon the exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Article II) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 1.1, by a fraction (the "Dilution Factor") (a) the numerator of which is the Initial Price and (b) the denominator of which is the Warrant Price in effect at the effective time of such exercise (as provided in Section 1.2). The "Warrant Price" shall initially be the Initial Price, shall be adjusted and readjusted from time to time as provided in this Article II and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Article II.

     Section 2.2. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 2.4 or 2.5) without consideration or for a consideration per share less than the Dilutive Basis, then, and in each such case, such Warrant Price shall be reduced, concurrently with such issue or sale, to the lower of the prices (calculated to the nearest cent) determined as follows:

          (a) by multiplying the Warrant Price then in existence by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of


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


     Common Stock so issued or sold would purchase at the Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 2.2, (i) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 2.4 or 2.5, such Additional Shares of Common Stock shall be deemed to be outstanding, and (ii) treasury shares shall not be deemed to be outstanding; and

          (b) by dividing (i) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied times the then effective Warrant Price plus (2) the total consideration, if any, received and deemed received by the Company upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding and deemed outstanding immediately after such issue or sale.

     Section 2.3. Extraordinary Dividends and Distributions. If the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or Other Securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, other than (a) a dividend payable in Additional Shares of Common Stock or (b) a dividend payable in cash or other property and declared out of the earned surplus of the Company as at the date thereof as increased by any credits (other than credits resulting from a revaluation of property) and decreased by any debits made thereto, then, and in each such case, the Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction:

          (a) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, and

          (b) the denominator of which shall be the Current Market Price on such record date, or if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading.

     Section 2.4. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, solely for the purpose of the calculations to be made pursuant to this Article II, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case


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


of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, or, in the case of Appreciation Rights, the number computed in Section 2.9, shall be deemed to be the number of Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.6) of such shares would be less than the Dilutive Basis in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued no further adjustment of the Warrant Price shall be made upon the subsequent issue or sale of Convertible Securities or Additional Shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     Section 2.5. Treatment of Stock Dividends. Stock Splits. etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.


     Section 2.6. Computation of Consideration. For the purpose of Article II, the following shall be used to determine the consideration received or deemed received by the Company:

          (a) Shares Actually Issued. The consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

               (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

               (ii) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company, and


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


               (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and
          (ii) above, applicable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company.

          (b) Shares Deemed Issued. Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.4, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing,

               (i) the present value (using a discount factor equal to the average interest rate on the Company's outstanding indebtedness to financial institutions and assuming any consideration receivable by the Company shall be received at the latest date possible under the terms of such Options or Convertible Securities) of the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the present value (using a discount factor equal to the average interest rate on the Company's outstanding indebtedness to financial institutions and assuming any consideration receivable by the Company shall be received at the latest date possible under the terms of the Options and Convertible Securities) of the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

               (ii) the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (c) Stock Dividends, etc. Additional Shares of Common Stock issued or deemed to have been issued pursuant to Section 2.5, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

          (d) Services. Additional Shares of Common Stock issued or sold or deemed issued or sold in exchange for services shall be deemed to have been issued for the consideration determined in good faith by the Board of Directors of the Company; not withstanding anything herein to the contrary, the term "Additional Shares of Common Stock" shall not include any shares issued or sold in exchange for services if the value of the services per share of Common Stock (as determined above) is equal to at least 75% of the Current Market Price (determined as of the valuation date).

     Section 2.7. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

     Section 2.8. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Article II) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Article II, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Article II with respect to the Warrant Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrant, so as to protect the holder of the Warrant against the effect of such dilution.

     Section  2.9.   Appreciation   Rights.  If  the  Company  issues  or  sells
Appreciation Rights, a number of Additional Shares of Common Stock shall be deemed issued for purposes of this Article II and shall be computed as follows:

          (a) Value Based on Dividends. If the Appreciation Rights entitle the holder thereof to distributions or payments based on or determined with reference to dividends paid or payable on Common Stock, the number of Additional Shares of Common Stock deemed issued will be the number of shares of Common Stock that would be required to be issued such that the holder thereof would receive distribution payments equal to those paid or payable with respect to such Appreciation Rights.

          (b) Value Based on Liquidating Distributions. If the Appreciation Rights entitle the holder thereof to distributions or payments based on or determined with reference to liquidation distributions paid or payable on, or consideration received, in connection with the sale, exchange or transfer of Common Stock, the number of Additional Shares of Common Stock deemed issued will be the number of shares of Common Stock that would be required to be issued such that the holder thereof would receive distributions or payments equal to those paid or payable with respect to such Appreciation rights.


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


          (c) Value Based on Dividends and Liquidating Distributions. If the Appreciation Rights entitle the holder thereof to distributions based on or determined with reference to either dividends paid or payable on Common Stock and liquidating distributions paid or payable or on consolidation received in connection with the sale, exchange or transfer of Common Stock, the number of Additional Shares of Common Stock deemed issued will be the greater of the amount computed under (a) or (b) above.

          (d) Other Profits. If the Appreciation Rights entitle the holder thereof to. distributions based on or determined with reference to any other measure of profit of the Company, the number of Additional Shares of Common Stock deemed issued will be the value of the Appreciation Right, as determined in the good faith judgment of the Board of Directors, divided by the Current Market Price of the Common Stock on the date of issuance of the Appreciation Right.

     Section 2.10. Business Combination Transactions. Notwithstanding anything herein to the contrary, the term "Additional Shares of Common Stock" shall not include any shares issued or sold by the Company in connection with a merger or consolidation with, a purchase of all or substantially all of the assets or equity of, or any other business combination transaction with, another Person, if the value of the consideration per share of Common Stock (determined pursuant to Section 2.6(a)) received or receivable from such Person in such transaction is equal to at least 75% of the Current Market Price (determined as of the date of the definitive agreement for such transaction).

                    ARTICLE III. CONSOLIDATION, MERGER, ETC.

     Section 3.1. Consolidation, Merger, Sale of Assets, Reorganization, etc. From and after the date hereof, without the prior consent of the holder of this Warrant, except as contemplated in Section 3.2 hereof, the Company shall not (a) consolidate with or merge into any other Person if the Company is not the continuing or surviving corporation of such consolidation or merger, (b) permit any other Person to consolidate with or merge into the Company even though the Company shall be the continuing or surviving Person if, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in Section
2.2 or 2.3).

     Section 3.2. Assumption of Obligations. Notwithstanding anything contained in this Warrant to the contrary, the Company may effect any of the transactions described in clauses (a) through (d) of Section 3.1 if, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the


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


Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to such holder such shares of stock, securities, cash or property as such holder may be entitled to receive. Nothing in this Article III shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Loan Agreement.

                ARTICLE IV. OTHER PROVISIONS CONCERNING DILUTION

     Section 4.1. Other Dilutive Events. In case any event shall occur as to which the provisions of Article II or III are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections, then, in each such case, the Company and the holder of this Warrant shall in good faith negotiate an appropriate adjustment, if any, on a basis consistent with the essential intent and principles established in Articles II and III, necessary to preserve, without dilution, the purchase rights represented by this Warrant.

     Section 4.2. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrant from time to time outstanding, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of the Warrant would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise.

     Section 4.3. Company's Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of
(a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued,
(b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or. sale and as adjusted and readjusted (if required by Article II) on account thereof. The Company shall also prepare and certify a report stating that any computation of the fair value of property by the Board of Directors was done in good faith by the Board of Directors as required herein. The Company will


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


forthwith mail a copy of each such report to each holder of this Warrant and will, upon the written request at any time of such holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail the manner in which it was calculated. The Company will also keep copies of all such reports at its office maintained pursuant to subdivision (a) of Section 6.2 and will cause the same to be available for inspection at such office during normal business hours by such holder.

     Section 4.4. Notices of Corporate Action. In the event that any of the following occurs,

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property , or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the company to any other Person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to the holder of this Warrant a notice specifying (i) the date or expected date as of which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer , dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified.

     Section 4.5. Registration of Common Stock Prior To Exercise. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its commercially reasonable best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain the notice of issuance of the shares of Common Stock issuable upon exercise of the Warrant and maintain the listing of such shares" after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrant, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

     Section 4.6. Availability of Information. The Company will cooperate with the holder of this Warrant or Restricted Security in supplying such information as may be reasonably requested by such holder to complete and file any information reporting forms presently or hereafter required by the Commission to report such holder's beneficial ownership of Common Stock or Other Securities or as a condition to the availability of an exemption from the provisions of the Securities Act for the sale of any Restricted Securities.

     Section 4.7. Reservation of Stock. etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Warrant. All shares of Common Stock (or Other Securities) issuable upon exercise of the Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and non-assessable with no liability on the part of the holders thereof.

     Section 4.8. Registration of Common Stock. If at any time after the date hereof the Company is eligible to utilize a Form S-3 registration statement, and continuing for a period of five (5) years thereafter, a majority in interest of the holders of the Warrant can require Company to file a Registration Statement ("Registration Statement") pursuant to the Securities Act to register such majority in interest's shares of common stock underlying the Warrant (the "Registration Shares") with the Commission. The Registration Statement will include the Registration Shares. The Company will use reasonable efforts to cause the Registration Statement to become effective and to keep the Registration Statement current until the earlier of (i) the expiration of a period of two (2) years after the date hereof and (ii) such time as the Registration Shares may be sold pursuant to Rule 144 without restriction. The Company shall not be obligated to effect more than one registration on behalf of the holders of the Warrant under this section. The procedure for registering the Registration Shares shall be the procedure set forth in Section 4.9 below (provided, however, that no such registration shall be pursuant to an underwriting).

     Section 4.9. Company Registration of Registration Shares. (a) If at any time or from time to time, the Company shall determine to register any of its securities, other than a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future relating solely to a Commission Rule 145 transaction, the Company will:

               (i) promptly give written notice thereof to the holder of the Warrant; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registration Shares specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company, by the holder of the Warrant, except as may be limited by the provisions set forth in Section 4.9(b).

          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the holder of the Warrant as a part of the written notice given pursuant to this Section 4.9. In such event the right of the holder of the Warrant to registration pursuant to this Section 4.9 shall be conditioned upon the holders' participation in such underwriting and the inclusion of the Registration Shares in the underwriting to the extent provided herein. If the holder of the Warrant proposes to distribute their securities through such an underwriting it shall (together with the Company and the other shareholders, if any, distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter selected for such underwriting by the Company ("Underwriter"). Notwithstanding any other provision of this Section 4.9, if the Underwriter determines that marketing factors require a limitation of the shares to be underwritten, the Underwriter may limit the amount of securities to be included in the registration and underwriting by the Company's shareholders; provided, however, the number of shares to be included in such registration and underwriting by the holder of the Warrant shall not be reduced to less than a pro rata basis equal to the percentage ownership of the holder's Common Stock relative to the total number of shares that might be sold pursuant to such registration statement by all Persons having rights similar to the provisions of this Section 4.9. The number of shares that may be included in the registration and underwriting shall be allocated among all such shareholders in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion in such registration held by such shareholders at the time of filing of the registration statement. If any such shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registration Shares excluded or withdrawn from such underwriting shall be excluded from such registration.

          (c) Expenses of Registration. All registration expenses of the holder and the Company pursuant to Sections 4.8 and 4.9 shall be borne by the Company. All Selling Expenses shall be borne by the Persons participating in the registration on a pro rata basis based on the number of shares so registered.

          (d) Registration Procedures. In the case of each registration, qualification, or compliance effected by the Company pursuant to this Agreement, the Company will, upon request, inform the holder as to the status of each such registration, qualification, and compliance. At its expense the Company will:

               (i) Use reasonable efforts to keep such registration, and any qualification, or compliance under state securities laws which the Company determines to obtain, effective for a period of one hundred twenty (120) days or until the holder has completed the distribution described in the registration statement relating thereto, whichever first occurs;

               (ii) Furnish such number of prospectuses and other documents incident thereto as the holder from time to time may reasonably request.

               (iii) Supply to the holder drafts of the registration statement for its review and the holder shall have the right to approve the portions of the registration statement which relate, either directly or indirectly, to the holder, prior to filing, provided that such approval is not to be unreasonably withheld;

               (iv) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of Texas and such other jurisdictions as shall be reasonably requested by the holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

               (v) Notify the holder when a prospectus relating to such registration statement is required to be delivered under the Securities Act, at any time that the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (e) Indemnification. In the event any Registration Shares are included in a registration statement under this Section 4.9: (i) The holder will , if Registration Shares held by such holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company , each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the
     Securities Act, each underwriter, if any, of the Company's securities covered by such registration, each person who controls such underwriter within the meaning of the Securities Act, any other holder selling securities in such registration and any controlling person of any such other holder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act or the Exchange Act or other Federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (A) any untrue statement (or alleged untrue statement) of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any rule or regulation promulgated under the Securities Act or the Exchange Act or other Federal or state law; in each case to the extent that such Violation is a result of the reliance on any written information furnished by such holder (solely in its capacity as a stockholder) for inclusion in such registration; and the holder will pay, as suffered or incurred, any legal or other expenses suffered or incurred by any person intended to be indemnified pursuant to this Section 4.9(e) in connection with investigating or defending any such loss, claim, damage, liability, or action, , provided, however, that the indemnity agreement contained in this Section 4.9(e) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the holder,

               (ii) The Company will indemnify and hold harmless the holder, if Registration Shares held by such holder are included in the securities as to which such registration is being effected, against any losses, claims, damages, or liabilities (joint or several) to which such holder may be subject, under the Securities Act or the Exchange Act or other Federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation to the extent that such Violation is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information furnished by the Company; and the Company will pay, as suffered or incurred , any legal or other expenses suffered or incurred by such holder in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4.9(e) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld and provided, further, that the Company will not be liable, with respect to any preliminary prospectus, to any holder for any expenses, claims, losses, damages and liabilities arising from the sale of any Registration Shares by such holder to any person if (A) a copy of the prospectus (as amended or supplemented if such amendments or supplements shall have been furnished to such holder one business day prior to the confirmation of the sale involved) shall not have been sent or given by or on behalf of such holder to such person, if required by law, with or prior to the written confirmation of the sale involved, and
           (B) the untrue statement or omission , or alleged untrue statement or omission, of a material fact contained in such preliminary prospectus from which such expenses, claims losses, damages and liabilities arose was corrected in the prospectus (as amended or supplemented if such amendments or supplements thereto shall have been furnished as aforesaid).

          (f) Defense of Claims. (i) Promptly after receipt by an indemnified party under this Section 4.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Sections 4.8 and 4.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in such action at the indemnifying party's expense, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties at the indemnifying party's expense; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel )shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party or parties, as the case may be, by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interests between such indemnified party and any other party represented by such counsel in such proceeding. No indemnifying party, in defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation.

               (ii) If the indemnification provided for in this Section 4.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Moreover, no person or entity guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person or entity that was not guilty of such fraudulent misrepresentation.

               (iii)The  obligations  of each of the parties  under this Section
          4.9 shall survive the completion of any offering of Registration Shares in a registration statement under this Agreement.

          (g) Information by Holder. As a condition to the inclusion of its Registration Shares, the holder of the Warrant shall furnish to the Company such information regarding it and the distribution proposed by the holder as the Company may request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in Section 4.8 or 4.9 of this Agreement.

          (h) Rule 144 Reporting. With a view to making available to the holder of the Warrant the benefits of certain rules and regulations of the Commission which permit the sale of the Registration Shares to the public without registration, the Company agrees to:

               (i) From the date of this Agreement, to use reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (ii) Use its reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time it is subject to such reporting requirements; and

               (iii) From the date of this Agreement and so long as the holder owns any unregistered Registration Shares, furnish to the holder upon request a written statement by the issuer as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a purchaser to sell any such securities without registration.

          (i) No Transfer of Registration Rights. The right to cause the Company to register its Registration Shares granted to the holder of the Warrant by the Company under Section 4.8 and 4.9 may not be assigned by the holder of the Warrant.

          (j) Limitations on Subsequent Registration Rights. From and after the date of this Agreement, neither the Purchaser nor Company shall, without the prior written consent of the holder of the Warrant, which consent shall not be unreasonably withheld, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under provisions similar to Sections 4.8 and 4.9, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registration Shares of the holder of the Warrant which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the date set forth in Section 4.9(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 4.9.

                       ARTICLE V. RESTRICTIONS ON TRANSFER

     Section 5.1. Restriction on Transfer. This Warrant may not be transferred or assigned except to a Permitted Transferee.

     Section 5.2.  Restrictive  Legends.  Except as otherwise  permitted by this
Article V, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act. This Warrant and such Shares may be transferred only in compliance with the conditions specified in this Warrant."

Except as otherwise permitted by this Article V, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

     Section 5.3. Notice of Proposed Transfer: Opinions of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof, will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 5.2. Each such notice (a) shall describe the manner and circumstances of the proposed transfer and (b) shall include an opinion of legal counsel addressed to the Company, in form and substance reasonably satisfactory to the

Company, to the effect that such transfer does not violate the Securities Act of 1933 and applicable state securities laws.

     Section 5.4. Termination of Restrictions.  The restrictions imposed by this
Article V upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities when such securities shall have been sold pursuant to an effective registration statement under the Securities Act or otherwise become freely transferable by the holder thereof. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new certificates representing the securities not bearing the applicable legends required by
Section 5.1.

           ARTICLE VI. OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANT


     Section 6.1. Ownership of Warrant. The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to subdivision (a) of Section 6.2 as the owner and holder thereof for all purposes. Subject to Article V, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

     Section 6.2. Office, Transfer and Exchange of Warrant.

          (a) The Company will maintain an office where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be maintained at 914 N.W. 73rd Street, Oklahoma City, OK 73116 until such time as the Company shall notify each holder of the Warrant of any change of location of such office.

          (b) New Warrant. Upon surrender of the Warrant (at the office of the Company maintained pursuant to subdivision (a) of this Section 6.2), properly endorsed, for registration of a Permitted Transfer, the Company at its expense will (subject to compliance with Article V, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant of like tenor, in the name of such Permitted Transferee.

     Section 6.3. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                            ARTICLE VII. DEFINITIONS

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

      Additional Shares of Common Stock: All shares (including treasury shares) of Common Stock issued or sold (or pursuant to Section 2.4, 2.5 or 2.9, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than

          (a) shares issued upon the exercise of the Warrant,

          (b) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clause (a) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of the Warrant, and

          (c) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clause (a) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock.

     Affiliate: A person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person.

     Appreciation Rights: All stock appreciation rights, net profits interests or other rights entitling the holder or owner thereof to receive payments based upon or determined with reference to the distributions to holders of Common Stock or the profits of the Company.

     Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the States of Texas or New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

     Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     Common Stock: As defined in the introduction to this Warrant, such term to include (i) any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, (ii) all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference and (iii) all stock appreciation rights, phantom stock and similar contract rights the holders of which are entitled to payments based on or determined by reference to the value of the Common Stock, dividends payable with respect to Common Stock, or liquidating distributions payable with respect to Common Stock.

     Company: As defined in the introduction to this Warrant, such term to include any Person which shall succeed to or assume the obligations of the Company hereunder in compliance with Article III.

     Convertible Securities: Any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock; provided, however, that the term "Convertible Securities" shall not include any securities of the Company outstanding as of the date of this Warrant.

     Current Market Price: On any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market or the OTC Bulletin Board, the Current Market Price shall be the Market Price on such date.

     Dilution Factor: As defined in Section 2.1.

     Dilutive Basis: With respect to any issuance or sale or any deemed issuance or sale of Additional Shares of Common Stock from and after the date hereof, the greater of (i) the Current Market Price on the day immediately before issuance or deemed issuance and (ii) the Warrant Price on the day before issuance or deemed issuance.

     Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Expiration  Date:  November 7, 2007 unless  extended as provided in Section
8.4.

     Initial Price: $0.001.

     Loan Agreement: The mezzanine revolving credit facility of even date herewith pursuant to which Purchaser is lending up to $20,000,000 to the Company.

     Market Price: On any date specified herein, the amount per share of the Common Stock, equal to (a) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market or the OTC Bulletin Board, the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 20 days of the date as of which the determination is to be made.

     NASD: The National Association of Securities Dealers, Inc.

     Options: Rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities; provided, however, that the term "Options" shall not include any securities of the Company outstanding as of the date of this Warrant.

     Other Securities: Any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Article III or otherwise.

     Permitted Transferee: Any Person who is an Affiliate of the Purchaser or who has purchased, assumed or otherwise acquired, or participates in the rights of the Purchaser under the Loan Agreement and all of the Loan Documents (as that term is defined in the Loan Agreement).

     Person: Any corporation,  association,  partnership,  joint venture, trust,
estate,   limited  liability  company,   organization,   business,   individual,
government or political subdivision thereof or governmental agency.

     Registration Shares: means share of Common Stock underlying this Warrant.

     Restricted Securities: All of the following: (a) any Warrant bearing the applicable legend or legends referred to in Article V, (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of the Warrant and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of the Warrant and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section.

     Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Selling Expenses: means all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registration Shares registered by the holder of this Warrant and fees of counsel to such holder.

     Transfer: Any sale, assignment, pledge or other disposition of any security , or of any interest therein, which could constitute a "sale" as that term is defined in section 2(3) of the Securities Act.

     Purchaser: Wells Fargo Energy Capital, Inc..

     Warrant Price: As defined in Section 2.1 of this Warrant.

     Warrant Purchase Agreement: That certain Warrant Purchase Agreement by and between the Company and Purchaser, of even date.

                           ARTICLE VIII. MISCELLANEOUS

     Section 8.1. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     Section 8.2. No Rights or Liabilities as Stockholder. The holder of this Warrant and all subsequent holders thereof hereby agree that except to the extent set forth herein, no provision of this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

     Section 8.3. Notices. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed (a) if to any holder of any Warrant, to the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if the Company, to the attention of its Chief Financial Officer at its office maintained pursuant to subdivision (a) of
Section 6.2, provided that the exercise of any Warrant shall be effective in the manner provided in Article I.

     Section 8.4. Miscellaneous.

          (a) This Warrant may be amended, waived, discharged or terminated and the Company may take any action herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder of the Warrant.

          (b) THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS

          (c) The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

                                    QUEST RESOURCE CORPORATION


                                    By:         /s/ Douglas L. Lamb
                                          ----------------------------------
                                          Douglas L. Lamb
                                          President


                                    By:         /s/ Jerry D. Cash
                                          ----------------------------------
                                          Jerry D. Cash
                                          Treasurer/Chief Financial Officer

                              FORM OF SUBSCRIPTION

To________________________________:

     The undersigned  registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases  _________*  shares of Common Stock of

___________________________,   and  herewith   makes  payment  of   $___________

therefore,  and requests that the  certificates  for such shares be -- issued in

the  name  of,  and  delivered  to   _____________________,   whose  address  is

_________________________________________.



Dated: (Signature must conform in all respects to name of holder as specified on the face or Warrant)


                                             ________________________________
                                             (Street Address)


                                             ________________________________
                                             (City) (State) (Zip Code)


                                             ________________________________



     *Insert the number of shares called for on the face of this Warrant without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise.

                               FORM OF ASSIGNMENT


                 [To be executed only upon transfer of Warrant]

     For value received, the undersigned registered holder of the within Warrant hereby sells,  assigns and transfers unto the right  represented by such Warrant to  purchase  shares of  Common  Stock of to which  such  Warrant  relates,  and appoints  Attorney  to make such  transfer on the books of  maintained  for such purpose,  with  full power  of  substitution in the  premises.


Dated: (Signature must conform in all respects to name of holder as specified on the face or Warrant)


                                             ________________________________
                                             (Street Address)


                                             ________________________________
                                             (City) (State) (Zip Code)


                                             ________________________________


Signed in the presence of:

_________________________________